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                                                               EXHIBIT 21.1



                        SUBSIDIAIRIES OF THE REGISTRANT



SUBSIDIARY                               STATE OF INCORPORATION OR JURISDICTION
----------                               --------------------------------------

ValueClick Japan Co., Ltd.               Japan

ValueClick Europe, Limited               United Kingdom